UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):

March 18, 2013

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35895	46-0821335
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

This Current Report on Form 8-K (this “Report”) does not disclose a new bankruptcy filing.  This Report relates only to the recently completed bankruptcy proceedings that were initiated on March 18, 2013 for the sole purpose of effecting the merger between the Company, Dex One Corporation (“Dex One”) and SuperMedia Inc. (“SuperMedia”).  The Company has emerged from these bankruptcy proceedings and has completed the merger.  The Company is filing this Report solely in order to comply with its reporting requirements under the Securities Exchange Act of 1934, as amended.

Item 1.03              Bankruptcy or Receivership.

On March 18, 2013, Dex One and all of its subsidiaries, including the Company (collectively, the “Debtors”), filed voluntary petitions seeking relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Concurrently with the bankruptcy petitions, the Debtors filed and requested confirmation of a prepackaged plan of reorganization (the “prepackaged plan”).  The prepackaged plan sought to effect the proposed merger and related transactions (collectively, the “transactions”) contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of December 5, 2012 (the “Merger Agreement”), between SuperMedia, Dex One, the Company (formerly known as Newdex, Inc.), and Spruce Acquisition Sub, Inc.  On April 29, 2013, the Bankruptcy Court held a hearing and entered an order confirming the prepackaged plan.  On April 30, 2013, the transactions were effected and the Company emerged from Chapter 11 protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex Media, Inc.

By:	/s/ Cody Wilbanks
	Name:	Cody Wilbanks
	Title:	Executive Vice President,
General Counsel and Secretary

Date:           May 23, 2013